UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2012

KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-7986	75-1695953
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7501 Tillman Hill Road
Colleyville, Texas	76034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(682) 738-8011

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Kent Financial Services, Inc. (“Kent” or the “Company”), the registrant, operates through its wholly owned subsidiary Kent International Holdings, Inc. (“Kent International”).  On April 3, 2012, Kent Texas Properties, LLC (“KTP”), a wholly owned subsidiary of Kent International, entered into a contract to sell the property located at 4211 Cedar Springs Road in Dallas, Texas to Andrews-Dillingham Properties, Ltd. (the “Purchaser”) for $5,000,000.  The sales contract was subject to the Purchaser’s due diligence and inspection of the property.  On May 3, 2012, the Purchaser exercised the election to terminate the contract prior to the expiration of the inspection period.  KTP is entitled to retain $100 as contract consideration

The full text of the termination of the sales contract is attached as Exhibit 10.2 to this report and is incorporated into this item 1.02 by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.2	Purchaser’s election to terminate Sales Contract dated April 3, 2012 between Kent Texas Properties, LLC and Andrews-Dillingham Properties, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent Financial Services, Inc.

May 4, 2012	By: /s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chief Executive Officer